Exhibit 5

February 27, 2004

Mr. Ron Paton Maitland & Company Re: Board Resignation Notice Please be advised that I, Ken Lee, resign form the SE Global Equities Corp. Board effective immediately. /s/ Ken Lee Ken Lee